Finisar Corporation Reports Fourth Quarter and Fiscal Year Results

Revenues Surpass $100 Million in the Quarter

SUNNYVALE, CA -- 06/07/2006 -- Finisar Corporation (NASDAQ: FNSR), a technology leader in gigabit fiber optic solutions for high-speed data networks, today reported financial results for its fourth quarter and fiscal year ended April 30, 2006.

FINANCIAL HIGHLIGHTS - FOURTH FISCAL QUARTER ENDED APRIL 30, 2006

GAAP

--  Revenues of $102.4 million were up 9.5% sequentially and up 36.8% from the fourth quarter of the prior year. These results were in the upper range of management's revenue guidance of $97-$104 million for the quarter. The
    Company has now recorded eleven consecutive quarters of revenue growth, the last seven of which have set new records.

--  Net income of $.01 per diluted share compares to net income of $.03 per share in the third quarter (which included a large non-recurring gain on the sale of an investment), and a net loss of $.15 per share in the fourth quarter of the prior year.

--  Gross margins of 33.7% were up from 30.2% in the third quarter and
    13.6% in the fourth quarter of the prior year.

--  Cash and short-term investments, plus other long-term investments which can be readily converted into cash, totaled $118.8 million at April
    30, 2006, up from $116.3 million at the end of last quarter. The Company has reclassified certain of its investments as long-term based on its intent to hold these securities until maturity, although they can be readily sold if required.
Non-GAAP Financial Measures
--  Net income of $.03 per share compares to $.03 per share in the third quarter and a net loss of $.05 per share in the fourth quarter of the prior year.

--  Gross margins of 39.2% were up from 38.8% in the third quarter and
    25.5% in the fourth quarter of the prior year.

--  The Company generated approximately $18 million in EBITDA during the quarter and $9 million in free cash flow (EBITDA less capex).
FINANCIAL HIGHLIGHTS - FISCAL YEAR ENDED APRIL 30, 2006

GAAP

--  Revenues of $364.3 million grew 29.7% from $280.8 million in the prior year. This marks the fourth consecutive year of revenue growth, the last two of which set new records for the Company.

--  A net loss of $.09 per share compares to a net loss of $.49 per share in the prior year.

--  Gross margins of 27.1% were up from 17.5% in the prior year.

--  Cash and short-term investments, plus other long-term investments which can be readily converted into cash, totaled $118.8 million at April
    30, 2006, up from $102.4 million at April 30, 2005.
Non-GAAP Financial Measures
--  Net income of $9.1 million, or $.03 per diluted share, compares to a net loss of $43.8 million, or $.19 per share, in the prior year.

--  Gross margins of 34.9% were up from 28.1% in the prior year.

--  The Company generated approximately $46 million in EBITDA compared to a loss of $7 million in the prior year.
FOURTH QUARTER OPERATING RESULTS

Total revenues in the fourth quarter of fiscal 2006 were $102.4 million, up 9.5% on a sequential basis from $93.5 million in the third quarter and 36.8% from $74.9 million in the fourth quarter of the prior year. The Company's revenues have grown sequentially for eleven consecutive quarters, the last seven of which set new records. Total revenues from the sale of optical subsystems were $91.9 million in the fourth quarter, up 9.2% on a sequential basis from $84.2 million in the third quarter and 42.5% from $64.5 million in the fourth quarter of the prior year. Sales of network test and monitoring systems of $10.5 million were up 12.1% from $9.3 million in the third quarter and were up 1.1% from $10.4 million in the fourth quarter of the prior year.

The Company reported net income of $1.7 million, or $.01 per diluted share, for the fourth quarter of fiscal 2006, compared to net income of $8.3 million, or $.03 per diluted share, in the third quarter and a net loss of $37.8 million, or $.15 per share, in the fourth quarter of fiscal 2005. The Company's gross profit for the fourth quarter was $34.5 million, or 33.7% of total revenues, compared to 30.2% in the third quarter and 13.6% in the fourth quarter of 2005.

The Company's operating results include a number of non-cash and cash charges and gains principally related to acquisitions, the sale of minority investments, restructuring activities and financing transactions. For the fourth quarter of fiscal 2006, these items resulted in a net charge of $7.3 million and included, among other items, $3.0 million in amortization charges related to acquired developed technology and purchased intangibles arising from previous acquisitions, $2.4 million related to charges for slow-moving and obsolete inventory, $1.1 million related to the amortization of discount on convertible notes issued in 2001 and $.6 million for the cost of a redundant facility, partially offset by a $1.1 million gain from the sale of equipment. The charge for slow-moving and obsolete inventory was largely based on an estimate of the amount of inventory that will be unused after twelve months although a portion of that inventory may in fact be used beyond this period. Also included in the current quarter is a non-cash tax provision of $.6 million resulting from timing differences associated with the amortization of goodwill for tax reporting purposes which is not amortized for financial reporting purposes.

The Company excludes these and certain other items for the purpose of tracking its performance on a non-GAAP basis. Non-GAAP gross profit and non-GAAP net income (loss), as reported by the Company, give an indication of the Company's baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results.

The Company's non-GAAP net income for the fourth quarter of fiscal 2006 was $9.0 million, or $.03 per share, compared to net income of $7.7 million, or $.03 per share, in the third quarter and a net loss of $12.6 million, or $.05 per share, in the fourth quarter of the prior year. On a non-GAAP basis, gross margins were 39.2% in the fourth quarter of fiscal 2006 compared to 38.8% in the third quarter and 25.5% in the fourth quarter of the prior year.

"Fiscal 2006 marked an important turning point for our Company," said Jerry Rawls, Finisar's Chairman of the Board, President and CEO. "We worked our way back from one of the most difficult market downturns in history and succeeded in achieving our plan for returning to profitability. Our growth in optics revenues during the past year was driven by a 41% increase in our LAN/SAN business, while our sales to the Metro Access market increased 27%. This revenue growth combined with our vertically integrated business model produced gross margins that exceeded the expectations of many in our industry. We also continued to invest in R&D, producing a number of new products that will help us maintain technological leadership and fuel future revenue growth. We remain very optimistic about our future."

CONFERENCE CALL

Finisar plans to review its fourth quarter results and discuss its current business outlook during a conference call for investors at 5:00 p.m. EST (2:00 p.m. PST) today, June 7, 2006. The call will be broadcast live over the Internet on the Investor Relations section of Finisar's web site, located at www.Finisar.com. To listen to the Webcast, interested investors are encouraged to log onto the broadcast at least 15 minutes prior to the call. Participating in the call will be Jerry Rawls, Finisar's President and CEO, and Steve Workman, Finisar's CFO.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACTS OF 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Finisar's expectations, beliefs, intentions, or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to Finisar as of the date hereof, and Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These risks include those associated with the rapidly evolving markets for Finisar's products and uncertainty regarding the development of these markets; Finisar's historical dependence on sales to a limited number of customers and fluctuations in the mix of customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; and intensive competition. Further information regarding these and other risks relating to Finisar's business is set forth in Finisar's Annual Report on Form 10-K and other interim reports as filed with the Securities and Exchange Commission.

ABOUT FINISAR

Finisar Corporation (NASDAQ: FNSR) is a technology leader for fiber optic components and subsystems and network test and monitoring systems. These products enable high-speed data communications for networking and storage applications over Gigabit Ethernet Local Area Networks (LANs), Fibre Channel Storage Area Networks (SANs), and Metropolitan Area Networks (MANs) using Fibre Channel, IP, SAS, SATA and SONET/SDH protocols. The Company's headquarters is in Sunnyvale, California, USA. www.finisar.com.

FINANCIAL STATEMENTS

The following financial tables are presented in accordance with GAAP.

                            Finisar Corporation
                        Consolidated Balance Sheet
                              (In thousands)

                                    April 30,    January 31,    April 30,
                                      2006          2006          2005
                                  ------------  ------------  ------------
                                  (Unaudited)   (Unaudited)

                 ASSETS
Current assets:
    Cash and cash equivalents     $     63,361  $     54,228  $     29,431
    Short-term investments              33,507        36,125        44,458
    Restricted investments,
     short-term                          1,864         3,728         3,717
    Accounts receivable, net            57,388        48,244        42,443
    Accounts receivable, other           8,963         6,842        11,371
    Inventories                         52,974        48,039        33,933
    Prepaid expenses                     4,112         4,850         3,470
                                  ------------  ------------  ------------
        Total current assets           222,169       202,056       168,823
Investments                             21,918        25,965        28,473
Property, plant and improvements,
 net                                    82,225        79,582        87,264
Restricted investments, long-term        3,656         3,634         5,393
Purchased technology, net               14,972        17,558        33,046
Other purchased intangible
 assets, net                             4,184         4,556         4,424
Goodwill                               124,532       132,484       119,690
Minority investments                    15,093        15,696        21,366
Other assets                            17,125        16,990        18,109
                                  ------------  ------------  ------------
        Total assets              $    505,874  $    498,521  $    486,588
                                  ============  ============  ============

         LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable              $     34,221  $     37,618  $     30,430
    Accrued compensation                 9,376         7,252         4,500
    Other accrued liabilities           13,129        17,292        14,073
    Deferred revenue                     5,070         5,433         3,519
    Current portion of other
     long-term liabilities               2,333         2,229         2,242
    Convertible notes                        -           843        15,811
    Non-cancelable purchase
     obligations                         1,209         1,390         6,449
                                  ------------  ------------  ------------
        Total current liabilities       65,338        72,057        77,024
Long-term liabilities:
    Convertible notes                  238,275       237,127       250,019
    Other long-term liabilities         21,253        23,220        13,623
    Deferred income taxes                4,053         3,483         1,632
                                  ------------  ------------  ------------
        Total long-term
         liabilities                   263,581       263,830       265,274
Stockholders' equity:
    Common stock                           306           299           259
    Additional paid-in capital       1,371,180     1,359,953     1,314,960
    Accumulated other
     comprehensive income                1,698           297           381
    Accumulated deficit             (1,196,229)   (1,197,915)   (1,171,310)
                                  ------------  ------------  ------------
        Total stockholders'
         equity                        176,955       162,634       144,290
                                  ------------  ------------  ------------
Total liabilities and
 stockholders' equity             $    505,874  $    498,521  $    486,588
                                  ============  ============  ============

                            Finisar Corporation
                   Consolidated Statement of Operations
                  (In thousands, except per share data)

                                                                  Three
                                                                  Months
                        Three Months Ended  Twelve Months Ended   Ended
                             April 30,           April 30,      January 31,
                        ------------------  --------------------  --------
                          2006      2005      2006       2005       2006
                        --------  --------  --------  ----------  --------
                           (Unaudited)    (Unaudited)           (Unaudited)

Revenues
  Optical subsystems
   and components       $ 91,938  $ 64,503  $325,956  $  241,582  $ 84,199
  Network test and
   monitoring systems     10,466    10,356    38,337      39,241     9,336
                        --------  --------  --------  ----------  --------
    Total revenues       102,404    74,859   364,293     280,823    93,535
Cost of revenues          65,306    59,410   247,126     205,631    61,331
Amortization of
 acquired developed
 technology                2,593     5,240    17,671      22,268     4,003
Impairment of acquired
 developed technology          -         -       853       3,656         -
                        --------  --------  --------  ----------  --------
Gross profit              34,505    10,209    98,643      49,268    28,201
Gross margin                33.7%     13.6%     27.1%       17.5%     30.2%
Operating expenses:
  Research and
   development            13,216    15,146    51,903      62,799    11,525
  Sales and marketing      7,934     7,883    31,925      29,783     8,119
  General and
   administrative          7,987     8,221    29,408      23,374     6,644
  Amortization of
   deferred stock
   compensation                -        20         -         162         -
  Acquired in-process
   research and
   development                 -     1,240         -       1,558         -
  Amortization of
   purchased
   intangibles               365       621     1,747       1,104       453
  Impairment of assets         -         -         -      18,798         -
  Restructuring costs          -       287     3,064         287         -
                        --------  --------  --------  ----------  --------
    Total operating
     expenses             29,502    33,418   118,047     137,865    26,741
                        --------  --------  --------  ----------  --------
Income (loss) from
 operations                5,003   (23,209)  (19,404)    (88,597)    1,460
Interest income            1,076       683     3,482       2,396       858
Interest expense          (4,087)   (3,681)  (15,842)    (14,468)   (3,838)
Other income (expense),
 net                         269   (10,828)    9,346     (12,582)   10,498
                        --------  --------  --------  ----------  --------
Income (loss) before
 income taxes              2,261   (37,035)  (22,418)   (113,251)    8,978
Provision for income
 taxes                       575       800     2,501         856       675
                        --------  --------  --------  ----------  --------

Net income (loss)       $  1,686  $(37,835) $(24,919) $ (114,107) $  8,303
                        ========  ========  ========  ==========  ========

Net income (loss) per
 share - basic          $   0.01  $  (0.15) $  (0.09) $    (0.49) $   0.03
                        ========  ========  ========  ==========  ========

Net income (loss) per
 share - diluted        $   0.01  $  (0.15) $  (0.09) $    (0.49) $   0.03
                        ========  ========  ========  ==========  ========

Shares used in
 computing net income
 (loss) per share -
 basic                   302,316   258,850   290,518     232,210   297,265
Shares used in
 computing net income
 (loss) per share -
 diluted                 326,781   258,850   290,518     232,210   307,681
NON-GAAP FINANCIAL MEASURES

The Company provides supplemental information regarding the Company's operational performance on a non-GAAP basis which excludes various non-cash and cash charges, principally related to acquisitions, restructuring activities and financing transactions. Non-GAAP gross profit and non-GAAP net income (loss), as reported by the Company, give an indication of the Company's baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. While non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States, the Company's management uses this information for the purpose of evaluating the Company's historical and prospective financial performance in the ordinary course of business. The Company believes that providing this information to its investors, in addition to the GAAP presentation, allows investors to better evaluate the Company's progress over time and its financial results in comparison to other companies with whom it competes.

A reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below (in thousands, except per share amounts):

                            Finisar Corporation
       Reconciliation of Results of Operations under GAAP and non-GAAP
                   (In thousands, except per share data)

                                                                  Three
                                                                  Months
                        Three Months Ended  Twelve Months Ended   Ended
                             April 30,           April 30,      January 31,
                        ------------------  --------------------  --------
                          2006      2005      2006       2005       2006
                        --------  --------  --------  ----------  --------
                           (Unaudited)    (Unaudited)           (Unaudited)

Reconciliation of GAAP
 Gross Profit to
 non-GAAP Gross Profit:
Gross profit per GAAP     34,505    10,209    98,643      49,268    28,201
Gross margin, GAAP          33.7%     13.6%     27.1%       17.5%     30.2%
Adjustments:
Cost of revenues
  Change in excess and
   obsolete inventory
   reserve                 2,385       417     5,289         (11)    4,504
  Amortization of
   acquired technology     2,593     5,241    17,671      25,924     4,003
  Duplicate facility
   costs during
   facility move             640       422     2,832         422       878
  Change in warranty
   reserve                     -     1,638    (1,327)      1,638    (1,327)
  Purchase accounting
   adjustment for sale
   of acquired
   inventory                   -        56       231         501         -
  Reduction in force
   and employee
   retention costs
   related to
   acquisitions                -       216     1,342         216         -
  Abandonment of fixed
   assets                      -         -     1,666           -         -
  Asset retirement
   obligations                 -         -        88           -         -
  Impairment of
   acquired developed
   technology                  -         -       853           -         -
  Write-off of old A/P
   debits through COGS         -       705         -         705         -
  Sales tax audit              -       153         -         153         -
                        --------  --------  --------  ----------  --------
    Total cost of
     revenue
     adjustments           5,618     8,848    28,645      29,548     8,058
Gross profit, non-GAAP    40,123    19,057   127,288      78,816    36,259
Gross margin, non-GAAP      39.2%     25.5%     34.9%       28.1%     38.8%

Reconciliation of GAAP
 net income (loss) to
 non-GAAP net income
 (loss):
Net income (loss) per
 GAAP                      1,686   (37,835)  (24,919)   (114,107)    8,303
Total cost of revenue
 adjustments               5,618     8,848    28,645      29,548     8,058
Research and
 development
  Reduction in force
   costs                       9         9       347          47         -
  Asset retirement
   obligations                 -         -       361           -         -
  Abandonment of fixed
   assets                      -         -     1,588           -         -
  Sales tax audit              -       827         -         827         -
  Loss on sale of
   assets                      -         -         -         909         -
  Closure of
   operations                  -         -         -        (318)        -
Sales and marketing
  Reduction in force
   costs                       -         -       224          67         -
  Asset retirement
   obligations                 -         -        26           -         -
  Abandonment of fixed
   assets                      -         -       153           -         -
  Sales tax audit              -        21         -          21         -
General and
 administrative
  Reduction in force
   costs                      89        52       237          52        31
  Abandonment of fixed
   assets                      -         -       130           -         -
  Patent amortization          -       130       500         130         -
  Lease set-up costs           -       748         -         748         -
  Sales tax audit              -        22         -          22         -
  Closure of operations        -         -         -         (96)        -
Amortization of
 deferred compensation         -        21         -         163         -
Amortization of
 purchased intangibles       365       621     1,747       1,104       453
Acquired in-process R&D        -     1,240         -       1,558         -
Impairment of assets           -         -         -      18,798         -
Amortization of
 discount on
 convertible debt          1,148     1,058     4,525       4,256     1,148

Restructuring costs            -       287     3,064         287         -
Other expense, net
  Loss (gain) on sale
   of assets              (1,080)       41   (12,090)       (461)  (11,337)
  Loss on minority
   investments               602    10,542     2,116      11,765       476
Provision for income
 tax
  Timing difference
   related to asset
   purchases                 565       859     2,416         859       617
                        --------  --------  --------  ----------  --------
Total adjustments          7,316    25,326    33,989      70,286      (554)
                        --------  --------  --------  ----------  --------
Net income (loss),
 non-GAAP               $  9,002  $(12,509) $  9,070  $  (43,821) $  7,749
                        ========  ========  ========  ==========  ========

Net income (loss),
 non-GAAP per share
 - basic                $   0.03  $  (0.05) $   0.03  $    (0.19) $   0.03
                        ========  ========  ========  ==========  ========

Net income (loss),
 non-GAAP per share
 - diluted              $   0.03                                  $   0.03
                        ========  ========  ========  ==========  ========

Shares used in
 computing proforma net
 income (loss) per
 share - basic           302,316   258,850   290,518     232,210   297,265
Shares used in
 computing proforma net
 income (loss) per
 share - diluted         326,781                                   307,681

Contact:
Steve Workman
Chief Financial Officer
408-548-1000

Investor Relations
408-542-5050
investor.relations@Finisar.com